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                                                                    EXHIBIT 4.26


                               SIXTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


         This Sixth Amendment to Amended and Restated Credit Agreement (this "Amendment"), dated as of February 13, 1998, is by and among Gaylord Container Corporation, a Delaware corporation (the "Borrower"), the undersigned financial institutions in their capacities as lenders (collectively, the "Banks"), and Bankers Trust Company, as agent (the "Agent") for the Banks.

                              W I T N E S S E T H :

         WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of November 17, 1986 and amended and restated as of June 30, 1995, and as further amended as of May 30, 1996, July 19, 1996, May 20, 1997, June 6, 1997 and September 30, 1997 (as
amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks have provided to the Borrower credit facilities and other financial accommodations; and

         WHEREAS, the Borrower has requested that the Agent and the Banks amend the Credit Agreement in certain respects as set forth herein and the Banks and the Agent are agreeable to the same, subject to the terms and conditions hereof;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

         2. Amendments to Credit Agreement. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

            (a) The definition of "Adjusted Consolidated Net Worth" appearing in
Section 1.1 of the Credit Agreement is hereby amended by deleting the proviso appearing at the end thereof and substituting therefor the following:

            "; and provided further that Consolidated Net Worth shall be calculated without giving effect to any extraordinary charges from the early extinguishment of indebtedness resulting from the redemption of the 11-1/2% Senior Notes pursuant to Section 5.1(t) and the redemption or defeasance of the 12-3/4% Senior Subordinated Discount Debentures pursuant to Section 5.1(u)."



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            (b) The definition of "Public Debt Indentures" appearing in Section
1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:


            ""Public Debt Indentures" means, collectively, the 12-3/4% Indenture, the 11-1/2% Indenture, the New Senior Notes Indenture, the New Additional Senior Notes Indenture and the New Senior Subordinated Notes Indenture."

            (c) The definition of "Public Notes" appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

            ""Public Notes" means, collectively, the 12-3/4% Senior Subordinated Discount Debentures, the 11-1/2% Senior Notes, the New Senior Notes, the New Additional Senior Notes and the New Senior Subordinated Notes."

            (d) Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definitions in their appropriate alphabetical order:

            ""New Additional Senior Notes" means the senior unsecured notes due no earlier than 2006 of the Borrower bearing a market rate of interest for comparable instruments at the time of issuance in an aggregate principal amount not to exceed $200 million and issued pursuant to the New Additional Senior Notes Indenture (and including the issuance of senior unsecured notes (which will have terms substantially identical in all material respects to the initially issued New Additional Senior Notes) in exchange for the initially issued New Additional Senior Notes pursuant to a registration rights agreement entered into by the Borrower in connection with the initial issuance of such New Additional Senior Notes), as the same may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement; provided, however, in no event shall the aggregate outstanding principal amount of the New Additional Senior Notes and the New Senior Subordinated Notes exceed $475 million.

            "New Additional Senior Notes Indenture" means the Indenture entered into by the Borrower pursuant to which the New Additional Senior Notes are issued, on substantially the same terms and conditions as set forth in the New Senior Notes Indenture and in form and substance reasonably satisfactory to the Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement."

            "New Senior Subordinated Notes" means the senior subordinated unsecured notes due no earlier than 2008 of the Borrower bearing a market rate of interest for comparable instruments at the time of issuance in an initial aggregate principal

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            amount not less than $250 million at the time of issuance and issued pursuant to the New Senior Subordinated Notes Indenture (and including the issuance of senior subordinated unsecured notes (which will have terms substantially identical in all material respects to the initially issued New Senior Subordinated Notes) in exchange for the initially issued New Senior Subordinated Notes pursuant to a registration rights agreement entered into by the Borrower in connection with the initial issuance of such New Senior Subordinated Notes), as the same may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement; provided, however, in no event shall the aggregate outstanding principal amount of the New Additional Senior Notes and the New Senior Subordinated Notes exceed $475 million.

            "New Senior Subordinated Notes Indenture" means the Indenture entered into by the Borrower pursuant to which the New Senior Subordinated Notes are issued, on substantially the same terms and conditions as, or on terms not more burdensome or restrictive with respect to the Borrower and its Subsidiaries or the Agent and the Banks than, the terms and conditions set forth in the 12-3/4% Indenture and in form and substance reasonably satisfactory to the Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement."

            (e) Section 5.1 of the Credit Agreement is hereby amended by adding a new clause (u) at the end thereof as follows:

            "(u) Redemption or Defeasance of 12-3/4% Senior Subordinated Discount Debentures and Repayment of Revolving Loans. Upon receipt of the net cash proceeds from the sale and issuance of the New Additional Senior Notes and the New Senior Subordinated Notes, cause such net cash proceeds to be used to redeem or defease in full all of the 12-3/4% Senior Subordinated Discount Debentures at par (plus stated premium, if any), together with accrued and unpaid interest thereon, by giving irrevocable notice of redemption or defeasance to the trustee under the 12-3/4% Indenture and depositing with such trustee funds sufficient to redeem or defease in full all of the 12-3/4% Senior Subordinated Discount Debentures at par (plus stated premium, if any), together with accrued interest through the date of redemption or defeasance, which redemption or defeasance shall occur on or prior to April 30, 1998, and cause any remaining net proceeds to be used to repay Revolving Loans hereunder."

            (f) Section 5.2(i) of the Credit Agreement is hereby amended by deleting clause (i)(G) of such Section in its entirety and substituting therefor the following:

            "(G) the redemption of the 11-1/2% Senior Notes at par (plus stated premium) with the proceeds of the New Senior Notes and the redemption or defeasance of the 12-3/4% Senior Subordinated Discount Debentures at par (plus stated premium) with the



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            proceeds of the New Additional Senior Notes and the New Senior
            Subordinated Notes;"

            (g) Section 5.2(v) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                "(v) Certain Matters Relating to the Public Debt Indentures and
            Public Notes.

                (i) Change in Control. Take any action (or permit any Person within the Borrower's control to take any action) which would result in a "Change in Control" under (i) Section 4.15 of either the 12-3/4% Indenture or the 11-1/2% Indenture, (ii) Section 4.15 of the New Senior Notes Indenture, or (iii) any similar section or provision of the New Additional Senior Notes Indenture or the New Senior Subordinated Notes Indenture.

                (ii) Asset Sales. Take any action which would require the
            Borrower to repurchase any Public Notes pursuant to the provisions of (i) Section 4.16 of either the 12-3/4% Indenture or the 11-1/2% Indenture, (ii) Section 4.16 of the New Senior Notes Indenture or
            (iii) any similar section or provision of the New Additional Senior Notes Indenture or the New Senior Subordinated Notes Indenture."

            (h) Section 7.1(n) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                "(n) (i) The Borrower makes a payment or acquisition in
            violation of (A) Section 10.02(a) of the 12-3/4% Indenture; or (ii) the Borrower becomes obligated to purchase or redeem any Public Notes pursuant to the provisions of (A) Section 4.15 or 4.16 of either the 12-3/4% Indenture or the 11-1/2% Indenture, (B) Section
            4.15 or 4.16 of the New Senior Notes Indenture, or (C) and similar section or provision of the New Additional Senior Notes Indenture or the New Senior Subordinated Notes Indenture; or"

     3. Borrower's Representations and Warranties. In order to induce the Agent and the Banks to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and the Banks that:

                (i) the Borrower has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment and all agreements, documents and instruments executed and delivered pursuant to this Amendment;

                (ii) this Amendment constitutes the Borrower's legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or

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            similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise);

                (iii) the Borrower's execution, delivery and performance of this
            Amendment do not and will not violate its Certificate of Incorporation or By-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject;

                (iv) no authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with its execution, delivery and performance of this Amendment and all agreements, documents and instruments executed and delivered pursuant to this Amendment; and

                (v) no Event of Default or Unmatured Event of Default exists under the Credit Agreement or would exist after giving effect to the transactions contemplated by this Amendment.

     4. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the "Effective Date") each of the following conditions precedent are satisfied:

        (a) Execution and Delivery. The Borrower, the Agent, and the Required Banks shall have executed and delivered this Amendment.

        (b) No Defaults. No Unmatured Event of Default or Event of Default under the Credit Agreement (as amended hereby) shall have occurred and be continuing.

        (c) Representations and Warranties. The representations and warranties of the Borrower contained in this Amendment and in the Credit Agreement (as amended hereby) shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

        (d) Deliveries. The Borrower shall have duly executed and delivered to the Agent a certificate of a Responsible Officer of the Borrower dated as of the Effective Date certifying as to the conditions precedent set forth in Sections 4(b) and (c) of this Amendment.

     5. Miscellaneous. The parties hereto hereby further agree as follows:

        (a) Costs, Expenses and Taxes.The Borrower hereby agrees to pay all reasonable fees, costs and expenses of the Agent incurred in connection with the negotiation,

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preparation and execution of this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn, counsel to the Agent.

            (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.

            (c) Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

            (d) Integration. This Amendment and the Credit Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

            (e) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES).

            (f) Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Agent and the Banks and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Agent and the Banks and their respective successors and permitted assigns.

            (g) Amendment; Waiver. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Basic Agreements other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Basic Agreements remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Banks or the Agent under the Credit Agreement or any other Basic Agreement, nor constitute a waiver of any provision of the Credit Agreement or any other Basic Agreement. No delay on the part of any Bank or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Basic Agreements or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 9.1 of the Credit Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                 GAYLORD CONTAINER CORPORATION

                                 By: /s/ Thomas M. Steffen
                                     -------------------------------------------
                                 Name:   Thomas M. Steffen
                                       -----------------------------------------
                                 Title: Assistant Treasurer
                                        ----------------------------------------

                                 BANKERS TRUST COMPANY, in its individual
                                          capacity and as Agent

                                 By: /s/ Robert R. Telesca
                                     -------------------------------------------
                                 Name:   Robert R. Telesca
                                       -----------------------------------------
                                 Title: Assistant Vice President
                                        ----------------------------------------


                                 THE BANK OF NEW YORK

                                 By: /s/ John C. Lambert
                                     -------------------------------------------
                                 Name:   John C. Lambert
                                       -----------------------------------------
                                 Title: Vice President
                                        ----------------------------------------


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                                 BANKERS TRUST (DELAWARE)


                                 By: /s/ Donna G. Mitchell
                                     -------------------------------------------
                                 Name:   Donna G. Mitchell
                                       -----------------------------------------
                                 Title: Vice President
                                        ----------------------------------------


                                 CREDIT AGRICOLE INDOSUEZ


                                 By: /s/ W. Leroy Startz
                                     -------------------------------------------
                                 Name:   W. Leroy Startz
                                       -----------------------------------------
                                 Title: First Vice President
                                        ----------------------------------------
                                 By: /s/ Dean Balice
                                     -------------------------------------------
                                 Name:   Dean Balice
                                       -----------------------------------------
                                 Title: Senior Vice President & Branch Manager
                                        ----------------------------------------

                                 HARRIS TRUST AND SAVINGS BANK


                                 By: /s/ Adam Balbach
                                     -------------------------------------------
                                 Name: Adam Balbach
                                       -----------------------------------------
                                 Title: Vice President
                                        ----------------------------------------

                                 NATIONSBANK, N.A.


                                 By: /s/ Michael L. Short
                                     -------------------------------------------
                                 Name:   Michael L. Short
                                       -----------------------------------------
                                 Title: Senior Vice President
                                        ----------------------------------------

                                 CHRISTIANIA BANK

                                 By: /s/ Carl-Petter Svendsen
                                     -------------------------------------------
                                 Name:   Carl-Petter Svendsen
                                       -----------------------------------------
                                 Title: First Vice President
                                        ----------------------------------------


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                                 HELLER FINANCIAL, INC.


                                 By: /s/ Stephan M. Metivier
                                     -------------------------------------------
                                 Name:   Stephan M. Metivier
                                       -----------------------------------------
                                 Title: Assistant Vice President
                                        ----------------------------------------

                                 TRANSAMERICA BUSINESS CREDIT CORP.

                                 By: /s/ Perry Vavoules
                                     -------------------------------------------
                                 Name:   Perry Vavoules
                                       -----------------------------------------
                                 Title: Senior Vice President
                                        ----------------------------------------


                                 NATIONAL BANK OF CANADA


                                 By: /s/ William W. Mucker
                                     -------------------------------------------
                                 Name:   William W. Mucker
                                       -----------------------------------------
                                 Title: Assistant Vice President
                                        ----------------------------------------
                                 By: /s/ C.F. Martin, Jr.
                                     -------------------------------------------
                                 Name:   C.F. Martin, Jr.
                                       -----------------------------------------
                                 Title: Vice President & Branch Manager
                                        ----------------------------------------


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